Exhibit (n)(4)

AMENDED AND RESTATED

APPENDIX A

TO THE IVY VARIABLE INSURANCE PORTFOLIOS

RULE 18F-3 MULTI-CLASS PLAN

This Amended and Restated Appendix A, as amended November 5, 2018 (“Appendix A”), to the Ivy Variable Insurance Portfolios Rule 18F-3 Plan dated April 28, 2017 (the “Agreement”), is effective as of November 5, 2018, and supersedes any prior Appendix A to the Agreement.

Ivy Variable Insurance Portfolios	Share Class
Ivy VIP Asset Strategy	Class I Class II
Ivy VIP Balanced	Class II
Ivy VIP Core Equity	Class II
Ivy VIP Corporate Bond	Class II
Ivy VIP Energy	Class I Class II
Ivy VIP Global Bond	Class II
Ivy VIP Global Equity Income	Class II
Ivy VIP Global Growth	Class II
Ivy VIP Government Money Market	Class II
Ivy VIP Growth	Class II
Ivy VIP High Income	Class I Class II
Ivy VIP International Core Equity	Class II
Ivy VIP Limited-Term Bond	Class II
Ivy VIP Mid Cap Growth	Class I Class II
Ivy VIP Natural Resources	Class II
Ivy VIP Pathfinder Aggressive	Class II
Ivy VIP Pathfinder Conservative	Class II
Ivy VIP Pathfinder Moderate	Class II
Ivy VIP Pathfinder Moderate – Managed Volatility	Class II
Ivy VIP Pathfinder Moderately Aggressive	Class II
Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II
Ivy VIP Pathfinder Moderately Conservative	Class II
Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II
Ivy VIP Science and Technology	Class I Class II
Ivy VIP Securian Real Estate Securities	Class II
Ivy VIP Small Cap Core	Class II
Ivy VIP Small Cap Growth	Class I Class II
Ivy VIP Value	Class II